Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contacts: The IGB Group Leon Berman / Matt Steinberg 212.477.8438 / 212.477.8261 lberman@igbir.com / msteinberg@igbir.com

Compass Diversified Holdings Declares Fourth Quarter 2014
Distribution of $0.36 Per Share

Westport, Conn., January 8, 2015 - Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that its Board of Directors has declared a quarterly cash distribution of $0.36 per share. The distribution for the three months ended December 31, 2014 is payable on January 29, 2015 to all holders of record as of January 22, 2015.

Alan Offenberg, CEO of Compass Diversified Holdings, stated, “We are pleased to declare our fourth quarter distribution of $0.36 per share. We have now declared a distribution each quarter since our IPO in May of 2006 and, including this quarter, will have cumulatively distributed $11.7552 per share to our shareholders.”

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our nine majority-owned subsidiaries are engaged in the following lines of business:

•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and manufacture of personal hydration products for outdoor, recreation and military use (CamelBak Products);

•	Environmental services for a variety of contaminated materials including soils, dredged material, hazardous waste and drill cuttings (Clean Earth);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of premium home and gun safes (Liberty Safe); and

•	The manufacture and marketing of portable food warming fuel and creative table lighting solutions for the foodservice industry (SternoCandleLamp).

In addition, we own approximately 41% of the common stock of Fox Factory Holding Corp. ("FOX", Nasdaq: FOXF), a former subsidiary business that completed its initial public offering in August 2013. FOX designs and manufactures high-performance suspension products primarily for mountain bikes, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles.

This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI. Words such as "believes," "expects," "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2013, the Form 10-Q filed by CODI with the SEC for the quarter ended September 30, 2014 and other filings with the SEC. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.